Exhibit 10.cc

Amendment No. 4 to Asset Purchase Agreement (this "Amendment"), dated as of September 11, 2009, between UBS Financial Services Inc., a Delaware corporation ("Seller"), and Stifel, Nicolaus & Company, Incorporated, a Missouri corporation ("Buyer").

RECITALS

Reference is hereby made to the Asset Purchase Agreement, dated as of March 23, 2009, between Seller and Buyer, as amended to date (the "Purchase Agreement"), including as amended by that certain Amendment No. 1 to Asset Purchase Agreement between Buyer and Seller, dated as of May 4, 2009, by that certain Amendment No. 2 to Asset Purchase Agreement between Buyer and Seller, dated as of June 1, 2009, and by that certain Amendment No. 3 to Asset Purchase Agreement between Buyer and Seller, dated as of August 12, 2009.

Buyer and Seller wish to further amend the Purchase Agreement as provided below, and wish to set forth certain other agreements of Buyer and Seller.

AGREEMENT

The parties hereto hereby agree as follows:

1.                   Modified Agreement Regarding Certain Initial Closing Employees.

(a)                 The parties hereby agree that, notwithstanding anything to the contrary in the Purchase Agreement, Employees employed by Seller, as of the time immediately prior to the consummation of the Initial Closing, at the Acquired Locations for which Branch Assets and Branch Liabilities were acquired and assumed by Buyer from Seller at the Initial Closing, became, as of the consummation of the Initial Closing, an employee of Buyer and "Transferred Employees" for purposes of the Purchase Agreement, notwithstanding that certain of such employees did not execute and deliver Statements of Intention and/or Employee Releases in connection with the Initial Closing, as required by the Purchase Agreement (such employees who did not execute and deliver Statements of Intention and/or Employee Releases in connection with the Initial Closing, "Non-Signing Initial Closing Employees").

(b)                Buyer shall use its reasonable best efforts to promptly after the date of this Amendment procure and deliver to Seller a Transition Agreement (as defined below) executed by each Non-Signing Initial Closing Employee and dated as of the date of execution thereof, provided that in no event shall Buyer be obligated to offer any additional compensation or other consideration (beyond employment of the relevant Employee in accordance with the terms (including as to compensation and benefits) of the Purchase Agreement and this Amendment) to any such Employee specifically to induce such Employee to sign any such agreement, and provided that Buyer shall not be obligated to pursue any such agreement for a period of longer than 30 days following the Initial Closing.  Notwithstanding anything to the contrary in the Purchase Agreement, including Section 10.1(a) and Section 10.1(c) thereof, Buyer's hiring and/or compensation of a Non-Signing Initial Closing Employee shall not be deemed to be a breach of the Purchase Agreement, by reason of the failure to deliver and/or obtain an executed Statement of Intention and Employee Release from such Employee, if Buyer shall have complied with its obligations pursuant to this Section 1 of this Amendment with respect to such Employee.

(c)                 Buyer represents and warrants to Seller that, at or prior to the Initial Closing, Buyer offered employment to each Non-Signing Initial Closing Employee upon the terms (including as to compensation and benefits) provided for in, and otherwise in accordance with, the Purchase Agreement (assuming that the 2009 compensation information provided by Seller to Buyer in Section 5.8 of the Disclosure Schedule (to the Purchase Agreement) is accurate with respect to the relevant Employee), except that such offers were not made by means of a written Statement of Intention and Buyer did not obtain an executed Statement of Intention or Employee Release from any Non-Signing Initial Closing Employee.

2.                   Modified Agreement Regarding Certain Subsequent Closing Employees.

(a)         It is the intention and agreement of the parties with respect to Subsequent Closings that, as and to the extent contemplated by Section 1.6(a) of the Purchase Agreement, Buyer and Seller shall use reasonable efforts to cause each Relevant Subsequent Closing Employee (as defined below) to deliver to Buyer or Seller (to the extent not previously delivered to Buyer or Seller by such Employee) an executed Statement of Intention prior to the relevant Subsequent Closing at which the Branch Assets and Branch Liabilities of the Acquired Location or Partially Acquired Location at which such Employee is employed or located are acquired and assumed by Buyer; provided, however, that the parties hereby agree, with respect to Subsequent Closings only, that, notwithstanding anything to the contrary in the Purchase Agreement:

(i)         in the case of a Relevant Subsequent Closing Employee who is an Administrative Support Employee (as defined below), a Transition Agreement shall be deemed to qualify as both a Statement of Intention and an Employee Release for purposes of the Purchase Agreement; and

(ii)         each Relevant Subsequent Closing Employee who is an Administrative Support Employee shall become, as of the consummation of the applicable Subsequent Closing, an employee of Buyer and a "Transferred Employee" for purposes of the Purchase Agreement, notwithstanding that such employee may not have executed and delivered a Statement of Intention, an Employee Release and/or a Transition Agreement in connection with such Subsequent Closing.

(b)        For the purposes hereof:

(i)         "Administrative Support Employee" means an Employee, other than an Employee who is employed by Seller as a registered financial advisor immediately prior to the consummation of the relevant Subsequent Closing;

(ii)         "Relevant Subsequent Closing Employee" means an Employee employed by Seller who is employed or located, as of the time immediately prior to the consummation of the relevant Subsequent Closing, at an Acquired Location or Partially Acquired Location for which Branch Assets and Branch Liabilities are acquired and assumed by Buyer from Seller at such Subsequent Closing.

(c)         If a Relevant Subsequent Closing Employee who is an Administrative Support Employee has not executed and delivered a Transition Agreement at or prior to the relevant Subsequent Closing, Buyer shall use its reasonable best efforts to promptly after the relevant Subsequent Closing Date procure and deliver to Seller a Transition Agreement executed by such Employee, dated as of the date of execution thereof, provided that in no event shall Buyer be obligated to offer any additional compensation or other consideration (beyond employment of the relevant Employee in accordance with the terms (including as to compensation and benefits) of the Purchase Agreement and this Amendment) to any such Employee specifically to induce such Employee to sign any such agreement and provided that Buyer shall not be obligated to pursue any such agreement for a period of longer than 30 days following the relevant Subsequent Closing.  Notwithstanding anything to the contrary in the Purchase Agreement, including Section 10.1(a) and Section 10.1(c) thereof, Buyer's hiring, and/or compensation of a Relevant Subsequent Closing Employee who is an Administrative Support Employee and who has not executed and delivered a Transition Agreement at or prior to the relevant Subsequent Closing (a "Non-Signing Subsequent Closing Employee") shall not be deemed to be a breach of the Purchase Agreement by reason of the failure to deliver and/or obtain an executed Statement of Intention and Employee Release from such Employee,  if Buyer shall have complied with its obligations pursuant to this Section 2 of this Amendment with respect to such Employee.

            (d)        Nothing in this Amendment shall modify or limit the provisions of the Purchase Agreement to the effect that (i) a Relevant Subsequent Closing Employee who is not an Administrative Support Employee (a "Non-Administrative Support Employee") must execute and deliver a Statement of Intention at or prior to the relevant Subsequent Closing in order to become a "Transferred Employee" for purposes of the Purchase Agreement, (ii) Buyer shall cause Transferred Employees who are Non-Administrative Support Employees to execute and deliver an Employee Release in accordance with Section 10.1(c) of the Purchase Agreement and their respective Statement of Intention, and (iii) except with the prior written consent of Seller, Buyer shall not hire Non-Administrative Support Employees who have not executed and delivered a Statement of Intention at or prior to the relevant Subsequent Closing.

(e)         Buyer represents, warrants and covenants to Seller that, at or prior to the relevant Subsequent Closing at which the Branch Assets and Branch Liabilities of the Acquired Location or Partially Acquired Location at which the particular Relevant Subsequent Closing Employee is then employed or located are acquired and assumed by Buyer, Buyer shall offer employment to each Relevant Subsequent Closing Employee, upon the terms (including as to compensation and benefits) provided for in, and otherwise in accordance with, the Purchase Agreement, except that, in the case of Relevant Subsequent Closing Employees who are Administrative Support Employees, such offers need not be made by means of a Statement of Intention specifying the relevant employment, compensation and benefits terms in writing.

3.         Certain Related Agreements.

(a)         For purposes of Section 10.1(a) and Section 10.3 of the Purchase Agreement, an offer to (i) a Non-Signing Initial Closing Employee or (ii) a Relevant Subsequent Closing Employee who is an Administrative Support Employee, shall (in either case) not be deemed to be on terms other than those specified in Section 10 of the Purchase Agreement solely by reason of the fact that such offer was not made by means of a Statement of Intention or that Buyer did not obtain an executed Statement of Intention or Employee Release from any such Employee.

(b)        Notwithstanding anything to the contrary in the Purchase Agreement or this Amendment, including Section 6.11 and Section 8.12 of the Purchase Agreement (i) Seller's obligations pursuant to Section 6.11 of the Purchase Agreement as to a Transferred Employee shall be conditioned upon the applicability of the terms identified in Section 6.11 of the Purchase Agreement to the relevant Transferred Employee, and upon the execution and delivery by the relevant Transferred Employee of a Statement of Intention or Transition Agreement; and (ii) Buyer shall provide Transferred Employees who or which do not execute and deliver a Statement of Intention with the compensation and benefits provided for in the Purchase Agreement, which shall be no less favorable than the compensation and benefits made available to similarly situated employees of Buyer.

4.         Definition of Transition Agreement.  For the purposes of this Amendment, "Transition Agreement" means a Transition and Release Agreement in the form attached hereto as Exhibit A; provided, however, that with respect to a Relevant Subsequent Closing Employee (a) who (i) is an Administrative Support Employee, (ii) has not already executed and delivered a Statement of Intention substantially in the form attached as Exhibit C to the Purchase Agreement dated as of March 23, 2009, and (iii) is a debtor or borrower with respect to Employee Indebtedness that is an "Employee Forgivable Loan", the form of Transition Agreement shall be the form attached hereto as Exhibit B, and/or (b) who is employed at an Acquired Location or Partially Acquired Location the Branch Assets and Branch Liabilities of which will be acquired and assumed by Buyer by means of the Third Closing or Fourth Closing, the language set forth on Exhibit C, attached hereto, shall be included in and added to the form of Transition Agreement.

5.         No Other Amendments.  This Amendment is deemed to be a part of and to be integrated into the Purchase Agreement.  Except as amended by this Amendment, all of the terms and provisions of the Purchase Agreement remain in full force and effect unchanged.

6.          Capitalized Terms.  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Purchase Agreement.

7.          Counterparts.  This Amendment may be executed in one or more counterparts, each of which (including counterparts delivered by facsimile or e-mail) shall constitute the executing party's original binding agreement, but all of which together shall constitute one and the same instrument.

8.          Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be governed by, interpreted, and enforced in accordance with the laws of the State of New York (without giving effect to its conflict of laws principles).  Section 24 of the Purchase Agreement shall be deemed to apply with respect to this Amendment.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed, or have caused their duly authorized representatives to execute, this Amendment No. 4 to Asset Purchase Agreement as of the date first set forth above.

SELLER:

UBS FINANCIAL SERVICES INC.

By:	/s/ James D. Price
Name:	James D. Price
Title	Head, Wealth Management Advisor Group, US

By:	/s/ Diane Frimmel
Name:	Diane Frimmel
Title:	Chief Operations Officer

BUYER:

Stifel, Nicolaus & Company, Incorporated

By:	/s/ Ronald J. Kruszewski
Name:	Ronald J. Kruszewski
Title:	President and Chief Executive Officer

List of Exhibits

Exhibit A	Form of Transition and Release Agreement
Exhibit B	Form of Employee Forgivable Loan
Exhibit C	Addendum to Transition Agreement

The exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish supplementally a copy of any omitted exhibit to the Securities and Exchange Commission upon request.